Exhibit 10.10

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TERM STORAGE CONTRACT

1.	Contract number

No: 2013-01

Dated: 15-08-2010

2.	Antwerp Terminal and Processing Company (the Company)

Antwerp Terminal and Processing Company

Beliweg 20

Port Nr 279

2030 -Antwerp, Belgium

3.	Principal/Client

Vitol S.A.

Boulevard Du Pont D’Arve 28

P.O. Box 384

1211 GENEVA

Switzerland

4.	Storage period

Duration: 2 years

Start: 01-10-2013*

End: 15-09-2015*

*	The start date is indicative on a tank by tank basis. The tanks listed in Article 7 will be made available to the Client on a best endeavours basis as per the availability schedule. Invoicing shall be based upon actual availability on a pro rata basis.

At the expiry of this period the Client shall have first right to the contracted capacity. Twelve (12) months prior to expiry both Parties shall negotiate the terms and conditions for a contract renewal for a period to be mutually agreed upon.

5.	Products

Gas oil

6.	Storage location (Terminal)

Beliweg 20

Port Nr 279

Antwerp, Belgium

Port and Draft restrictions	: Ref. Appendix 1
Opening hours of the terminal	: Ref. Appendix 1
Nominations and Operational procedures	: Ref. Appendix 2

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Contractual Capacity

Contractual capacity :                                                          118,000 m3

Products will be stored on a dedicated basis.

Tank	Contractual Capacity (m3)	Nett capacity (m3)**	Earliest availability*	Max Flow rate in-out, before mod (m3/hr)	Max Flow rate in-out after modification (m3/hr)
TK 301	15,290	14,678	1 OKT2013	800-350	800-350
TK 303	14,894	14,298	1 OKT2013	800-350	800-350
TK 706	7,617	7,312	1 OKT2013	800-450	1500-1250
TK 707	12,143	11,657	1 OKT2013	800-450	1500-1250
TK 709	14,479	13,899	1 OKT2013	800-450	1500-1250
TK 710	14,577	13,993	1 OKT2013	800-450	1500-1250
TK 713	13,765	13,214	1 OKT2013	800-450	1500-1250
TK 714	14,198	13,630	1 OKT2013	800-450	1500-1250
TK 715	11,860	11,385	1 OKT2013	800-450	1500-1250

All tanks are Class 3 with a fixed roof, meaning suitable for handling of product with a flashpoint > 55°c. Further to this only one common import/export line (150 m³ content) will exist, therefore highly recommended to only store one product grade.

*	These dates are indicative and the Company shall not be held responsible for any changes in actual availability. The Company shall provide the Client with 1 month notice period prior to the actual delivery date of any given tank.

8.	Means of delivery

Receipt ex seagoing vessel, barge or pump-over.

Redelivery into seagoing vessel, barge or pump over.

9.	Rates (expressed in Euro)

a) Tank rental	[***]

Expressed in cubic meter (M3) per contractual capacity per month or part thereof.

Tank rental rate includes:

•	Delivery from seagoing vessel or barge (in min. parcel size 800 Mt)

•	Redelivery into seagoing vessel or barge (min. parcel size 800 Mt)

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Storage during the period

•	Standard documentation on ship’s departure at terminal (B/L, AAD, T1, Timesheet, Master receipt document, Certificate of Origin (not counter-signed by Customs or Chamber of Commerce))

•	[***] free throughputs per [***] (calculated as 1 import and export of the nett tank capacity)

b) Additional Throughput Surcharge	[***]

Charged on the difference, expressed in M3 at 15°c, between the actual throughput per year and the free throughput mentioned in paragraph a), per M3.

c) Pumpover fee	[***]

Per M3 at 15°c pumped over from shoretank to shoretank within the Terminal. A minimum charge based on [***] m3 per operation shall apply.

d) Homogenisation surcharge per hour (in shore tank) Minimum [***] hours per operation.	[***]

e) Board-to-board Surcharge (possibility to be confirmed by Terminal) Minimum quantity of [***] MT per parcel, per M3 at 15°c.	[***]

f) Handling of additives	[***]

Expressed in Euros per operation.

Delivery, receipt and operation of additives shall take place after consultation with the Terminal. In the event that additivation is performed by a 3rd Party, no lump-sum tariff shall apply. Should Company employees’ assistance be required this shall be invoiced on an hourly basis.

NOTE: Additivation is only possible in the tanks in TF 700, during a discharge, ITT operation or circulation.

g) Additional Services (per document)	[***]

Supply of Certificate of Origin (counter-signed by Customs or Chamber of Commerce), EUR1, Form A, INF3, ATR

Rates exclude:

VAT and any other taxes, levies, fees, quay dues, port charges, and any other 3rd party fees charged by 3rd parties such as the Port authority, Customs, Ship’s representative and Cargo representative etc… Company will invoice these fees to the Client on [***] basis without any mar-kup or fee charged by the Company.

10.	Terms of Operation

Oil movement planning including quality and quantity must be clearly identified and detailed by the Client in writing and intimated to the Company well in advance for execution. The Company will not be responsible for any effect of oil movement planning whatsoever. In implementing the oil movement planning, the Company shall follow the instructions of the Client, but the Client should always observe and consider the Quality and Quantity requirements of tank heels bottoms i.e. ROB.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.	Product Acceptance procedure

Upon nomination of a vessel/barge for a discharge operation the Client will provide the actual specifications of the cargo on board, containing at least the following:

•	Density

•	Colour*

•	Sulphur

•	Flashpoint**

•	Pour Point

•	Viscosity

The product shall meet all of the following criteria:

Specification	Max/Min	Method
Viscosity	Max 20 CST @ 40 °C
Pour Point	Max 0°c (will be reviewed on case by case basis as per ambient temperature)
Flash point	Min 55° Celsius

If the Terminal requests all or any of the abovementioned specifications and is not properly informed by the Client the Terminal shall have the right to refuse discharge. If product does not meet the abovementioned specification Company shall have the right to refuse discharge.

*	If colour is > 2.5 Client shall provide material with which lines can be flushed.
**	Products with a flashpoint between 21 – 55 °C can be discharged at the terminal if the marine loading arm is equipped with an insulation flange and the blended flashpoint in receiving tanks is kept higher than 55 °C at all times; during and after discharge operation.

Terminal shall also be informed of SDS and REACH Number for each delivery prior to discharge.

12.	Tank cleaning

Tanks are prepared for their respective products prior to commencement of the Contract. On completion of the Contract the tank shall be re-delivered in a state suitable for CPP storage. If required, cleaning shall have taken place prior to contract expiry. Costs involved in cleaning the tanks to their original condition in preparation for the next service and the disposal of wastes if any are to the Client’s account. A copy invoice of the cleaning company will be attached to our invoice with a surcharge of [***]% for coordination and administration costs.

13.	Dyeing

Not possible at the shore installation. Can only be done by an independent surveyor on board when the captain allows it. Terminal cannot be held responsible for the dyeing operation at all.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	Contractual loss

Contractual loss during Operations and Storage will be actual loss as determined after unloading & loading operations on basis of the shore tanks gauging. Product losses will be to the account of the Client.

15.	Rates/conditions are exclusively for the client

The client is not authorised to cede or subcontract the Contractual Capacity as well as any right granted by this Contract without the Terminal prior written approval.

Sub-leasing of Clients tank to a 3rd Party

In case the Client wishes to sub-lease one or more of the contracted tanks it may request the Company to do so on its behalf. In this case the Company shall at its discretion approach potentially interested parties and negotiate a sub-lease contract acceptable to the Client for the tank and period agreed with the Client provided that:

(i)	the Client remains fully responsible for the performance of the sublease contract and especially the payment of the rates outlined in Article 9

(ii)	the sublease termination date is always earlier than the termination date of the present Contract

(iii)	the sublease does not comprise any option to renew or extend or increase the duration or the capacity or any conditions referred to in the Sub lease Agreement.

The Client is not allowed to enter into any direct negotiations or discussions concerning its contracted tanks with a 3rd Party and the Company is under no obligation to accept any 3rd parties as a sub-lessee. In case the company is not able to find a sub-lessee on its own accord the Client may propose a suitable alternative, approval of which shall not be unreasonably withheld. The proceeds of any sub-lease arrangement shall be [***] between Company and Client.

16.	Index / escalation clause

The rates in Article 9 will be (de)escalated by [***]% of the Belgian Index of Retail Prices as published by the Belgian Ministry of Economic Affairs annually

17.	Invoicing and payment

Tank Rental fee will be invoiced monthly; invoices will be issued at the beginning of each calendar month, in advance. All other charges (Pumpovers, Homogenization, Additivation, Additional throughput, etc…) for any other services rendered will be invoiced upon expiry of the month in which the respective service was rendered.

Excess throughput as per Article 9b shall be invoiced on a monthly basis once the free throughput allowed under this contract has been achieved.

Invoices are payable in the currency as invoiced and within 15 days after the date of invoice and before final lifting of product.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.	Insurance

a)	Title and risks of the oil products will remain with Client at all time.

b)	Client will be responsible for insuring the oil stored under this Contract at their cost and expense.

c)	Both Parties will be responsible for procuring third party liability insurance to cover their respective legal liabilities arising from their responsibilities under this Contract.

d)	Company shall at no time be liable for any damage to or loss of product stored.

19.	General terms and conditions

The General Conditions for Tankstorage In the Netherlands (VOTOB) and the VOTOB jetty conditions shall be applicable to this Contract.

20.	Modification of the General Conditions

The provisions set forth in the Contract may be modified by a decision of the Terminal in accordance with technical or legal requirements. In this case the Terminal shall endeavour to give at least three months notice, except in the event of urgency in particular regarding regulations and safety measures.

By exception to the abovementioned General Conditions, the Parties agree that in case any storage capacity of the Client becomes unavailable due to maintenance or repairs undertaken by ATPC, the tank rental rate mentioned in Article 9a will be [***] for the period that the capacity is unavailable.

21.	Equity Clause

In the event of unexpected, heavy changes in exploitation costs, or important disruption of the general economy, or any duty or tax not already included, the parties to this Contract will meet to discuss the necessity of modifying part or all of the conditions of this Contract.

22.	Law and jurisdiction:

Swiss law and English language will govern the present Contract.

For every dispute not settled amicably the only qualified jurisdiction will be the court of Geneva, Switzerland.

23.	Notices

All notices which may be given under any provisions of this Contract shall be in writing in English and deemed to have been duly given when (a) served by (i) facsimile or other written electronic means and communication confirmed by registered airmail, (ii) personally or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid and (b) properly addressed to the Parties at their addresses first below written or to such other address as each of the Parties may designate in writing to the other Parties in the manner provided in this Clause 13, together with copies as follows:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In case of notice to Company:

Antwerp Terminal and Processing Company

Beliweg 20

Port Nr 279

2030 Antwerp, Belgium

In case of notice to Vitol Distillate Matrix

Vitol Distillates

E-mail:

Vitol S.A.

Boulevard Du Pont D’Arve 28

P.O. Box 384

1211 GENEVA

Antwerp Terminal and Processing Company                         Vitol SA

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Berths available for gas oil loading and discharge operations

Berth No.	Draught (m)	Max Beam (m)	Min/Max LOA (m)	Loading Arms
01	11.30	Barge/Coaster	Barge/Coaster	8”
02	11.30		300 (MAX DWT 100,000)	12”
03	11.00	Barge/Coaster	Barge/Coaster	8”
04	11.00	Barge/Coaster	Barge/Coaster	8”
05	12.50	50	300 (MAX DWT 100,000)	2* 12”
07	11.00	28	200	2* 12”
08	11.00	Barge/Coaster	Barge/Coaster	8”

1.	Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

Minimum vessel capabilities

Vessels calling at the Terminal with a DWT tonnage of more than 25,000 shall be able to maintain a minimum pumping or receiving rate of 1000 m3 per hour or 7 bar at the ships manifold.

Vessels calling at the Terminal with a DWT tonnage between 10,000 and 25,000 shall be able to maintain a minimum pumping or receiving rate of 800 m3 per hour

Vessels calling at the Terminal with a DWT tonnage between 5,000 and 10,000 shall be able to maintain a minimum pumping or receiving rate of 600 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage lower than 5,000 shall be able to maintain a minimum pumping or receiving rate of 400 m3 per hour.

In the event that the abovementioned performance criteria are not met by a vessel, the Terminal shall have the right to unberth such vessel if it is causing delays to other vessels’ operations.

Surveying

Before loading and unloading of vessels the Principal must appoint an independent surveying company. When failing to do so the Terminal may nominate one, on behalf of the Principal and all costs will be for account of and invoiced to the Principal.

Working hours and overtime:

For operations the Terminal is working on a 365/7/24 basis

For emergency please contact key-personnel at below stated phone numbers.

Contact details key-personnel:

General Manager	: Ronald Okker / Gert Quint
E-mail	: rok@vtti.com
Tel	: +31 6 1094 3981

HS&E Manager	: Wouter van de Velde
E-mail	: wov@atpc.vtti.com

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Operations Manager	: Dirk Pissierssens
E-mail	: dkp@atpc.vtti.com
Tel	: +32 475 48 48 98

Customers Service	: Jasper Schmeetz
E-mail	: jhs@vtti.com
Group email	: BE.logistics@atpc.vtti.com
Tel	: + 32 470 13 20 43

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

NOMINATION AND OPERATIONAL PROCEDURES

All activities performed by Customer Services (CS) and Operations, involving movement of product physically or administrative at the Terminal are backed by a formal order from the customer.

Orders performed at the Terminal:

AST	Administrative Stock Transfer
BLE	Blending
CLN	Tank cleaning
DBA	Discharge barge
DVE	Discharge vessel
HOM	Homogenising
IMP	Importation
ITS	In-tank-sale
LBA	Load barge
LVE	Load vessel
MAI	Maintaining
PPO	Pipeline out
SDC	Stock density correction
SER	Generic services
STR	Stock transfer
TTT	Tank-to-tank transfer
WAS	Washing/ treatments
WDR	Water draining

All load or discharge nominations and other orders are to be received in writing via e-mail to the attention of Customer Services.

Customer Services receives the nominations/orders and enters these into TOMCAT. This is the terminal enterprise resource program.

Nominations for loading or discharging should at least include the following:

a.	Type operation: Loading or Discharging, Tank-to-tank transfer

b.	Name of vessel/barge

c.	Name of tank(s) involved

d.	Estimated Time of Arrival (ETA)

e.	Name product/quality

f.	Quantity per tank in m3 L15 or mt (vac)

g.	Surveyor appointed

h.	Customs status

i.	Document instructions: draft B/L one working day prior to departure.

j.	In case load nominations: receiver details, Name + Full address, excise number

k.	In case discharge nominations: Analyses of product before discharging, SDS

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer Services approves nominations received based on the above. If one or more items are missing, the customer is informed accordingly and the order is not further processed. Once the missing items are received the order is processed.

Before handing over the nomination to Operations the order is checked again. When all relevant information is inserted into TOMCAT (when operational), the order is activated.

From this moment Operations is able to start the discharge or load operation.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.